UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2012 (July 13, 2012)

BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC

(Exact name of registrant as specified in its charter)

Texas	333-174226	38-3769404
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11451 Katy Freeway, Suite 500 Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 598-8600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

John G. Hoffman

On July 13, 2012, Black Elk Energy Offshore Operations, LLC (the “Company”) entered into an employment agreement (the “Hoffman Agreement”) with John G. Hoffman, the President, Chief Executive Officer and Manager of the Company, for a term ending the earliest of (i) three years from the date of the Hoffman Agreement or (ii) the date of Mr. Hoffman’s termination of employment. Under the Hoffman Agreement, Mr. Hoffman receives a base salary of $300,000 per annum. Mr. Hoffman is entitled to receive life insurance, medical, disability and other employee benefit plans pursuant to the Hoffman Agreement. Further, Mr. Hoffman is eligible to participate in incentive pay, deferred compensation, profit-sharing or retirement plans of the Company that may be in effect, from time to time, to the extent such plans are generally available to other executive officers of the Company.

In the event of termination of employment by the Company, Mr. Hoffman would be entitled to the following severance benefits: (i) one year’s base salary and (ii) employee benefits Mr. Hoffman would otherwise be entitled to pursuant to the Hoffman Agreement. In the event of a change of control of the Company, as defined by the Hoffman Agreement, Mr. Hoffman would be entitled to the same severance benefits noted above.

Pursuant to the Hoffman Agreement, Mr. Hoffman is subject to non-compete and non-solicitation obligations both during, and after, his employment with the Company.

The foregoing description of the Hoffman Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Hoffman Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Arthur Garza III

On July 13, 2012, the Company entered into an employment agreement (the “Garza Agreement”) with Mr. Arthur Garza III, the Company’s Chief Technical Officer, for a term ending the earliest of (i) two years from the date of the Garza Agreement or (ii) the date of Mr. Garza’s termination of employment. Under the Garza Agreement, Mr. Garza receives a base salary of $287,500 per annum. Mr. Garza is entitled to receive life insurance, medical, disability and other employee benefit plans pursuant to the Garza Agreement. Further, Mr. Garza is eligible to participate in incentive pay, deferred compensation, profit-sharing or retirement plans of the Company that may be in effect, from time to time, to the extent such plans are generally available to other executive officers of the Company.

In the event of termination of employment by the Company, Mr. Garza would be entitled to the following severance benefits: (i) one year’s base salary and (ii) employee benefits Mr. Garza would otherwise be entitled to pursuant to the Garza Agreement. In the event of a change of control of the Company, as defined by the Garza Agreement, Mr. Garza would be entitled to the same severance benefits noted above.

Pursuant to the Garza Agreement, Mr. Garza is subject to non-compete and non-solicitation obligations both during, and after, his employment with the Company.

The foregoing description of the Garza Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Garza Agreement, which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

Item 9.01 Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, dated as of July 13, 2012, between John G. Hoffman and Black Elk Energy Offshore Operations, LLC

10.2	Employment Agreement, dated as of July 13, 2012, between Arthur Garza III and Black Elk Energy Offshore Operations, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2012

BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC

By:	Black Elk Energy, LLC, its sole member

By:	/s/ John Hoffman
	Name:	John Hoffman
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement, dated as of July 13, 2012, between John G. Hoffman and Black Elk Energy Offshore Operations, LLC

10.2	Employment Agreement, dated as of July 13, 2012, between Arthur Garza III and Black Elk Energy Offshore Operations, LLC